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                                                                   EXHIBIT 24(B)

                             DUKE ENERGY CORPORATION

                              CERTIFIED RESOLUTIONS

                       Form 10-K Annual Report Resolutions

                  RESOLVED, That the Audit Committee be and hereby is appointed to review the Form 10-K Annual Report, provide an opportunity for full Board review of such document and approve the document on behalf of the Board of Directors for filing with the Securities and Exchange Commission, with such changes therein as may be deemed necessary or advisable by the officers of the Corporation; and

                  FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.

                                  * * * * * * *

         I, SUE C. HARRINGTON, Assistant Secretary of Duke Energy Corporation, do hereby certify that the foregoing is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of said Corporation held on February 26, 2002, at which meeting a quorum was present.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation, this the 22nd day of March, 2002.

                                                  /s/  Sue C. Harrington
                                          --------------------------------------
                                          Sue C. Harrington, Assistant Secretary

(Corporate Seal)